Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                           OF: DATAHAND SYSTEMS, INC.

     The undersigned, acting as Incorporator for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for such corporation:

                                    ARTICLE I

                                      Name

     The name of this corporation (the "Corporation") Is:

                             DATAHAND Systems, Inc.

                                   ARTICLE II

                                Registered Office

     The address of the Corporation's registered office In the State of Delaware Is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, County of Kent, DE 19904. The name of its registered agent at such address Is The Prentice Hall Corporation System, Inc.

                                   ARTICLE III

                                     Purpose

     The purpose for which the Corporation Is organized Is to engage In any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as amended from time to time.

                                   ARTICLE IV

                            Authorized Capital Stock

A. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of Common Stock that the Corporation shall have authority to issue shall be thirty million (30,000,000), and each such share shall have a par value of $.001; and the total number of shares of Preferred Stock that the Corporation shall have the authority to Issue shall be five million (5,000,000), and each such share shall have a par value of $.001.

B. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by a seventy percent (700) majority of the Board of Directors (the "Board"), each of said series to be distinctly designated The voting powers (up to one (1) voter share, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and a seventy percent (70%) majority of the Board is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers (,up to one (1) vote per share, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series, as follows to the extent they do not conflict with any of the foregoing provisions:

     1. The distinctive designation of and the number of shares of Preferred Stock that shall constitute such series, which number (except where otherwise provided by the Board in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board;

     2. The rights in respect of dividends. if any, on such series of Preferred Stock, the extent of the preference or relation, If any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                          CERTIFICATE OF INCORPORATION
                     OF: DATAHAND SYSTEMS, INC. page 2 of 5

     3. The right, if any, of the holders of such series of Preferred Stock to convert the same Into, or exchange the same for, shares of any other class or classes, or of any other series of the same or any other class or classes of capital stock of the Corporation, and the terms and conditions of such conversion or exchange, provided that one share of Preferred Stock shall not be convertible for greater than one share of Common Stock;

     4. Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the learns and conditions on which, shares of such series of Preferred Stock may be redeemed;

     5. The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or Involuntary liquidation, dissolution, or winding-up of the Corporation or In the event of any merger or consolidation of or sale of assets by the Corporation;

     6. The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock; and

     7. The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, or equal to, one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided In the resolution or resolutions of the Board adopted pursuant hereto, Inducting, without limitation, in the event there shall have been a default In the payment of dividends on or redemption of any one or more series of Preferred Stock

C. 1. After the provisions with respect to preferential dividends on any series of Preferred Stock (fixed In accordance with the provisions of Paragraph B of this Article IV), if any, shall have been satisfied and after the corporation shall have complied with all the requirements, If any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any series of Preferred Stock (fixed in accordance with the provisions of Paragraph B of this Article IV), and subject further to any other conditions that may foxed In accordance with the provisions of Paragraph B of this Article IV, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board.

     2. In the event of the voluntary or Involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution In full of the preferential amounts, If any fixed In accordance with the provisions of Paragraph B of this
Article IV), to be distributed to the holders of Preferred Stock by reason thereof, the holders of Common stock shaft, subject to the additional rights, if any (fixed In accordance with the provisions of Paragraph B of this Article IV), of the holders of any outstanding shares of Preferred Stock, be entitled to receive ail of the remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Except as may otherwise be required by law, and subject to the provisions of such resolution or resolutions as may be adopted by the Board pursuant to Paragraph B of this Article IV granting the holders of one or more series of Preferred Stock exclusive voting powers with respect to any matter, each holder of Common Stock shall have one vote In respect of each share of Common Stock held on all matters voted upon by the stockholders.

     4. The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting powers of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation ("Voting Stock"), voting together as a single class.

                          CERTIFICATE OF INCORPORATION
                     OF: DATAHAND SYSTEMS, INC. page 3 of 5

D. To effectuate a stock split or stock dividend a vote of seventy percent (70%) majority of the Board shall be required and all outstanding options, warrants and rights to purchase stock shall at such time be adjusted accordingly.

                                    ARTICLE V

                                  Incorporator

     The name and milling address of the Incorporator of the Corporation is:

                           C. A. Ver Hoeve
                           Prentice Hall Legal & Financial Services
                           5670 Wilshire Blvd. Suite 750
                           Los Angeles, CA 90036

                                   ARTICLE VI

                                    Directors

     A. The business and affairs of the Corporation shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be such number as may be fixed from time to time by or pursuant to a resolution passed by a seventy percent (7090) majority of the Board, provided there shall be no less than five (5) or more than eleven (11 Board members.

     B. Election of members to the Board of Directors must be by written ballot. The directors of the Corporation shall be divided Into three classes. Initially, Class 1 and Class 2 shall consist of two (2) members each. Class 3 shall consist of three (3) members. The term of office of the directors In Class 1 shall expire at the first annual meeting held after the initial meeting. The Initial term of office of the directors in Class 2 shall expire at the second annual meeting held after the initial meeting. The initial term of office of the directors In Class 3 shall expire at the third annual meeting held after the initial meeting. At each annual election directors shall be chosen for three year terms to succeed those whose terms expire.

     C. The names of the persons to serve as the first directors of the Corporation In the different classes and for the terms as prescribed In paragraph B are: There will Initially be 3 seats for three year terms. The first 3 ear class 3) members will re: James Cole, Dale Retter, Donald Seager. The first 2 year (class 1 members will be: Robert Ligon and Fred Wenninger. The first 1 year (class 1) members will be: Clint Magnussen and William McWhortor.

     D. In the case of any vacancies in the Board, a majority of the Board may elect a replacement Board member to complete the term.

     E. At all elections of directors of the Corporation, or at elections held under specified circumstances, each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

                          CERTIFICATE OF INCORPORATION
                     OF: DATAHAND SYSTEMS, INC. page 4 of 5

                                   ARTICLE VII

                        Limitation of Director Liability

     No person who is or was a director of the Corporation shall be personally liable to the Corporation or ifs stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; provided, that the foregoing provision shall not eliminate or limit any such liability to the extent otherwise Imposed by law upon a director (i) for any breach of the director's duty of loyalty to the Corporation or Its stockholders, (it) for acts or omissions not in good faith or which involve Intentional misconduct or a knowing violation of law, (ill) under Section 174 of Title 8 of the Delaware Code, or
(iv) for any transaction from which the director derived an Improper benefit. The foregoing limitation shall be applicable notwithstanding any amendment or repeal of this paragraph 8 or of Section 102(b)(7) of Title 8 of the Delaware Code, with respect to any and all acts or omissions occurring prior to the effective date of such amendment or repeal.

                                  ARTICLE VIII

                                     Bylaws

     All of the powers of this corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this corporation. In furtherance and not in limitation of that power, seventy percent (70%) majority of the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of this corporation, subject to the riqht of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws adopted by the Board of Directors.

                                   ARTICLE IX

                          Meetings of the Stockholders

     Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. Special meetings of stockholders of the Corporation may be called by the Chairman or a majority of the Board of Directors of the Corporation. Special meetings of stockholders may not be called- by any other person or persons or In any other manner.

                                    ARTICLE X

                               Stockholder Consent

     Except as otherwise  provided for or fixed  pursuant to the  provisions  of
Article IV of this Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock, no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of the stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied. A majority of the vote of the stockholders shall be required to amend any article of the Certificate of Incorporation, as amended.

                                   ARTICLE XI

                           Election Under Section 203

     The corporation elects not to be governed by Section 203 of the Delaware General Corporation law which pertains to business combinations with interested stockholders.

                                   ARTICLE XII

                                 Indemnification

     To the fullest extent specifically permitted or provided by the General Corporation Law of the State of Delaware, as amended from time to time, the Corporation shall indemnify any person against all liability and expense incurred by reason of the fact that he is or was a director or officer

                          CERTIFICATE OF INCORPORATION
                     OF: DATAHAND SYSTEMS, INC. page 5 of 5

of the Corporation or, while serving as a director or officer of the Corporation, he Is or was serving at the request of the Corporation as a director, officer, partner, or trustee of, or in any similar managerial or fiduciary position of, or as the employee or agent of, another corporation, partnership, joint venture, trust, association or other entity. The Corporation may purchase and maintain Insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who is or was serving at the request of the Corporation. as a director, officer, partner, or trustee, or any similar managerial or fiduciary position, or as an employee or agent of another corporation, partnership, joint venture, trust or other entity, or any other person against any liability asserted against him and Incurred by him in any such capacity or arising out of his status as such, whether or not he would be entitled to Indemnification under the provisions of this section to the extent permitted by General Corporation Law of the State of Delaware.

                                   ARTICLE XII

                              Shareholder Liability

     No person who is a shareholder of the Corporation shall be personally liable for the payment of the debts of the Corporation. .

     I, THE UNDERSIGNED, being the Incorporator herein before named, for the purpose of forming a corporation pursuant to the Delaware General Corporation Law, do make this Certificate, hereby declaring and certifying that this Is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand this 10th day of November, 1994.


                                      The Prentice-Hall Corporation System, Inc.



                                      BY /s/ C. A. Ven Hoeve
                                         --------------------------------------
                                         Incorporator

                                State of Delaware
                        Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DATAHAND SYSTEMS, INC.", FILED IN THIS OFFICE ON THE TENTH DAY OF NOVEMBER, A.D. 1994, AT 4:30 O'CLOCK P.M. A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                                        /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2451863 8100                            AUTHENTICATION: 7306152
944217145                               DATE: 11-17-94